                                                                    EXHIBIT 99.3

                                 MILACRON INC.
                               OFFER TO EXCHANGE
               UP TO $225,000,000 PRINCIPAL AMOUNT OUTSTANDING OF
                     11 1/2% SENIOR SECURED NOTES DUE 2011
                                      FOR
                           A LIKE PRINCIPAL AMOUNT OF
                     11 1/2% SENIOR SECURED NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
             PURSUANT TO THE PROSPECTUS, DATED               , 2004

To Our Clients:

     Enclosed for your consideration is a Prospectus dated           , 2004 (the
"Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Milacron Inc., a Delaware corporation (the "Company") to exchange up to $225,000,000 aggregate principal amount of registered 11 1/2% Senior Secured Notes due 2011 of the Company, which will be freely transferable (the "Exchange Notes"), for any and all of the Company's outstanding 11 1/2% Senior Secured Notes due 2011, which have certain transfer restrictions (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of May 26, 2004, among Milacron Escrow Corporation and Credit Suisse First Boston LLC, as representative of the several purchasers listed therein, which Milacron Inc. and the guarantors listed therein entered into pursuant to a Joinder dated May 26, 2004.

     This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on           , 2004 (the "Expiration Date"), unless extended
by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Original Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

          3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Company with respect to the Original Notes.

     This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Original Notes held by you for the account of the undersigned as indicated below:

                                                      AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES
11 1/2% Senior Secured Notes due 2011............   -------------------------------------------------
                                                        (MUST BE IN INTEGRAL MULTIPLE OF $1,000)
[ ]  Please do not tender any Original Notes held
     by you for the account of the undersigned
Dated:         , 2004                               -------------------------------------------------
                                                    -------------------------------------------------
                                                                      SIGNATURE(S)

                                                    -------------------------------------------------
                                                    -------------------------------------------------
                                                    -------------------------------------------------
                                                                PLEASE PRINT NAME(S) HERE

                                                    -------------------------------------------------
                                                    -------------------------------------------------
                                                                       ADDRESS(ES)

                                                    -------------------------------------------------
                                                          AREA CODE(S) AND TELEPHONE NUMBER(S)

                                                    -------------------------------------------------
                                                      TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).

     NONE OF THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT.

                                        3